Exhibit  23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation in this Registration Statement on Form S-8 of our report dated July 29, 2014, with respect to the audited consolidated financial statements of Nate’s Food Co. for the year ended May 31, 2014 and the period from May 12, 2014 (inception) through May 31, 2014.
We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas
September 29, 2014